Exhibit 10.13
EMPLOYMENT AGREEMENT
December 1, 2019
This Employment Agreement (“Agreement”) is entered into to be made effective as of December 1, 2019 (the “Effective Date”), by and among S&A HOLDINGS (2013), LLC (“Holdings” or the “Company”), a limited liability company doing business under the laws of the State of Florida, and MARK ARNOLD, a resident of Maryland (“Executive”). The Company and Executive may each be referred to herein as a “Party” and collectively as the “Parties.” This Agreement supersedes and replaces all prior employment agreements and understandings by and among the Parties and, as of the Effective Date, any such prior agreements and understandings shall be of no further force and effect.
RECITALS
WHEREAS, the Company manages and operates several financial research and publishing businesses and other entities, including, but not limited to, Stansberry & Associates Investment Research, LLC; TradeSmith, LLC; and Legacy Research Group, LLC (and its subsidiaries and affiliates); and any other entities created by the Company hereafter that publish products and services (any and all publications and services provided by the businesses and entities managed and operated by the Company are hereinafter referred to as the “Products”);
WHEREAS, the Parties wish to enter into this Agreement to reflect their mutual understanding as to their overall business arrangement.
NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties herein contained and other good and valuable consideration as provided below, the Parties hereby agree as follows:
TERMS
1.    Executive’s Performance and Understanding. The Company agrees to continue Executive’s employment with the Company with the Executive continuing to serve as Chief Executive Officer (“CEO”). Executive will have such duties and responsibilities as are consistent with Executive’s title and such other duties as may be assigned by the Company to Executive from time to time (the “Services”). Executive shall report directly to the Board of Managers (“Board”) of the Company.
2.    Compensation. In consideration of Executive’s performance of the Services, the Company shall compensate Executive as follows:
(a)    Base Pay. Executive shall receive an annual guaranteed payment of Five Hundred Thousand Dollars ($500,000.00) (“Base Pay”). Base Pay shall be paid to Executive on a monthly basis in equal installments without deductions and withholdings. The Base Pay shall be periodically reviewed by the Board and adjusted upward or downward by the Board as the Board deems appropriate; provided, however, that any adjustment downward shall only be permitted if the same adjustment is being made to other similarly situated executives of the Company.
(b)    Management Bonus. The Executive will receive an annual management bonus (the “Management Bonus”) based on the performance of the Company each fiscal year during the Term (each, a “Performance Year”). The amount of the Management Bonus shall be equal to the product of (x) 1.5%, and (y) the Net Income of the Company for the applicable Performance Year. The Management Bonus will be paid in a lump sum, in cash and less any required withholdings, between January 1st and April 15th of the year following the applicable Performance Year.

(c)    Discretionary Bonus. The Executive may also receive and the Company may choose to award the Executive an additional discretionary bonus (a “Discretionary Bonus”) based on the performance of the Company for the applicable Performance Year. The amount of the Discretionary Bonus for the applicable Performance Year shall be determined by the Board or a committee thereof in its sole discretion. The Discretionary Bonus will be paid in a lump sum, in cash and less required withholdings, on or before April 15th of the year following the applicable Performance Year.
(d)    Equity Incentive Compensation. The Executive shall be eligible to receive equity incentive compensation with respect to the Company and/or its Affiliates pursuant to the applicable equity incentive compensation plan documents of the Company and/or its Affiliates, or other agreements between Executive and the Company and/or its Affiliates.
(e)    Self-Employment Taxes. Executive understands that he will be responsible for any self-employment taxes arising from payments of his guaranteed payment or any bonus amounts from Holdings and that, after the Effective Date, he shall no longer be treated as an employee of Holdings for purposes of federal or state income or employment tax withholding and reportings.
(f)    Definitions. As used in this Agreement, the following terms shall have the following meanings:
(i)    “Affiliate” or “Affiliated” of or with any specified entity means any other entity controlling, controlled by or under common control with such specified entity. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any specified entity, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any other entity owns a majority or more of the voting capital stock or other ownership interests, directly or indirectly, of such specified entity.
(ii)    “Cause” means any of the following: (i) repeated and gross failure to perform Executive’s material duties under this Agreement, after written notice of such nonperformance has been given to Executive with thirty (30) days to cure such nonperformance; (ii) habitual use of illegal drugs by Executive; (iii) commission of a felony, a crime of moral turpitude or a misdemeanor involving fraud or dishonesty (for avoidance of doubt, a single driving while intoxicated (or other similar charge) shall not be considered a felony or crime of moral turpitude); (iv) the perpetration of any act of fraud or material dishonesty against or affecting the Company, its Affiliates, or their respective customers, agents or employees; (v) material breach of fiduciary duty or material breach of this Agreement, after written notice of such breach has been given to Executive and, to the extent such breach is curable, with thirty (30) days to cure such breach; (vi) repeated insolent or abusive conduct in the workplace, including but not limited to, harassment of others of a racial or sexual nature after notice of such behavior; (vii) taking any action which is intended to harm or disparage the Company and/or its Affiliates, or their respective reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company and/or its Affiliates; or (viii) engaging in any act of material self-dealing without prior notice to and consent by the Board.
(iii)    “Change of Control” shall mean the occurrence of any of the following events:
A.    the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company material to the business of the Company resulting in the Company being unable to continue its business as in effect prior to such license;

B.    the consummation of a merger or consolidation of the Company with or into another entity in which the equityholders of the Company exchange their equity interests of the Company for cash, stock, property or other consideration (except one in which the equityholders of the Company as constituted immediately prior to such transaction continue to hold after the transaction at least 50% of the voting power of the equityholders of the Company or the surviving or acquiring entity or parent entity of the surviving or acquiring entity);
C.    any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) a corporation owned, directly or indirectly, by the equityholders of the Company in substantially the same proportions as their ownership of stock of the Company or (c) any current beneficial equityholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d 3 of the Exchange Act, of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities) hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the total combined voting power represented by the Company’s then outstanding voting securities; or
D.    individuals who, as of sixty (60) days after the Effective Date of this Agreement are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.
Further and for the avoidance of doubt, a transaction shall not constitute a Change of Control if: (A) its primary purpose is to change the state of the Company’s incorporation; (B) its primacy purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction; or (C) it is a bona fide equity financing in which the Company is the surviving corporation.
(iv)    “Disability” shall mean an injury, or physical or mental illness or incapacity of such character as to substantially disable him from performing his duties (as determined in good faith by the Company) hereunder for a period of more than either (A) ninety (90) consecutive days, or (B) one hundred twenty (120) days whether or not consecutive, in any twelve (12) month period.
(v)    “Net Income” means, with respect to the applicable Performance Year, the net income earned by the Company as calculated in good faith by the Company and measured under the modified accrual basis of accounting used to produce its internal management reporting; for the avoidance of doubt, in calculating the Company’s Net Income, (i) the Company shall deduct any distributions paid to minority partners of any operating subsidiary in which the Company owns less than 100% of the equity of such subsidiary; and (ii) the Board shall determine whether to include or exclude any extraordinary items in the calculation of Net Income in any particular Performance Year.
(g)    Expenses. The Company shall reimburse Executive for any reasonable travel and other out-of-pocket expenses incurred by Executive in the performance of his obligations hereunder, including, but not limited to, travel, cell phone, dining and entertainment, and similar expenses; provided that such expenses shall have been documented and submitted on a timely basis and in accordance with the regular reimbursement procedures and practices of the Company in effect from time to time. Travel expenses will be reimbursed within thirty (30) days of delivery of an expense report and applicable receipts.

(h)    Benefits. Executive shall be eligible to participate in all applicable medical, dental, disability, life insurance, accidental death, savings, retirement and/or 401k plan and other fringe benefits and executive perquisites generally provided to employees and/or other similar executives of the Company on terms and based on any required employee contributions no less favorable to Executive than as apply to other employees and similar executives generally.
3.    License Grant.
(a)    Executive hereby grants to the Company and its Affiliates the right to trade off Executive’s name, reputation, likeness and background in promotional material aimed at marketing the Products to potential and current subscribers, as well as at seminars, conferences and any related events, during the Term of this Agreement and for a period of five (5) years following the termination or expiration of this Agreement; provided, however, that in no event does this Agreement authorize the Company or any of its Affiliates to use Executive’s name, reputation, likeness and background in any manner that is negative or detrimental to Executive.
(b)    Executive agrees that all intellectual property and any rights associated therewith produced under this Agreement, including copyrights and trademarks, are considered work for hire and therefore the sole property of the Company and/or its Affiliates.
(c)    Executive agrees that all designs, trademarks, discoveries, formulas, processes, techniques, strategies, trade secrets, inventions, improvements, ideas, copyrightable works, and/or the like, including all rights to obtain, register, perfect and enforce these proprietary interests, that Executive may solely or jointly develop, conceive, or reduce to practice or author, in whole or in part, during Executive’s employment or association with the Company or its Affiliates that relate to his employment or association or are aided by the use of time, material, or facilities of the Company or its Affiliates, whether or not during normal working hours, (“Inventions”) are the sole and exclusive property of the Company and/or its Affiliates and are considered works for hire under the U.S. Copyright Act, including, but not limited to, as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as editorial copy, as a translation, as a supplementary work, as a compilation, as an instructional text, as a test, as answer material for a test, as an atlas or as any other applicable category. Without compensation, Executive hereby assigns to the Company his entire right, title, and interest in and to the Inventions, and agrees to execute all documents and take all other actions deemed necessary by the Company to protect its rights in any such Inventions, including to vest the Company or its designee with sole ownership of all Inventions. Executive represents and warrants that his development and use of the Inventions will not infringe, misappropriate or otherwise violate any intellectual property rights of any third party (including without limitation any of the Company’s former employers) or any duty owed by the Company to any third party (including without limitation any of the Company’s former employers). To the extent allowed by applicable law, all rights to Inventions include all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent Executive retains any such Moral Rights under applicable law, he hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agrees to waive, release and not to assert any Moral Rights with respect thereto. Executive will confirm any such ratification, consent or agreement from time to time as requested by the Company. Executive shall return all tangible evidence of such Inventions, including, but not limited to, any papers, lists, books, files, and computer diskettes or CDs, to the Company prior to or at the termination of this Agreement or extensions thereof, if any, with or without the Company’s request, or upon the Company’s written request.

4.    Non-Compete: Confidential Information: and Non-Disparagement.
(a)    Unless otherwise agreed to by the Board, Executive hereby agrees and covenants that he will not (i) write or otherwise contribute to the publication of any financial material; or (ii) directly or indirectly, engage in any business on behalf of himself or any other person, and whether as an owner, director, officer, employee, or consultant, which could be deemed competitive with the Products or other products owned or published by Holdings or its Affiliates (hereinafter, “Compete”) while he is an employee of the Company and for a period of two (2) years following the termination of such employment; provided, however, that if Executive is terminated without Cause or resigns for Good Reason, then the term of this covenant shall expire upon one (1) year from the effective date of such termination without Cause or resignation for Good Reason (the “Non-Compete Term”). Any financial writing and/or consulting for a financial newsletter and/or Internet-related financial product is deemed per se competitive. As used herein, “Good Reason” means (i) material breach of this Agreement by the Company, or (ii) a material reduction in Executive’s duties, title or annual Base Pay, unless otherwise provided for in this Agreement or unless agreed to by Executive in writing; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in your annual Base Pay that is pursuant to a salary reduction program affecting similarly situated employees of the Company; (iii) a requirement that Executive relocate his primary place of employment to a geographic location outside of a fifty (50) mile radius from the Company’s location as of the Effective Date unless agreed to by Executive in writing; provided, however, that a resignation will be a resignation for Good Reason only if Executive shall have first provided written notice of the condition constituting Good Reason to the Board no later than sixty (60) days after the initial existence of the condition and the Company shall have failed to cure such condition within thirty (30) days of the Board’s receipt of notice.
(b)    Unless otherwise agreed in a writing in advance duly signed by the Board, during the Non-Compete Term, Executive also will not, directly or indirectly:
(i)    induce or encourage any employee or independent contractor of the Company or any of its Affiliates to leave or reduce such employment or engagement, whether such employment or engagement is pursuant to a contract or at will, or, on his own behalf or on behalf of any person or entity, employ or engage in any capacity any former employee or independent contractor of the Company, or any of its Affiliates, unless such former employee or independent contractor will have ceased to be so employed or engaged by the Company or its Affiliates for a period of at least one (1) year immediately prior to Executive’s inducement or engagement of such employee or independent contractor; or
(ii)    on his own behalf or on behalf of any person or entity, solicit or call upon, or attempt to solicit or call upon, any customer or subscriber of the Company or its Affiliates (as of the date of termination of this Agreement or at any time during the one year period immediately prior to such termination), for the purpose of selling or providing any product or service which is competitive with any of the products owned, sold, managed or distributed by the Company or its Affiliates.
(c)    Confidential Information. Executive acknowledges and agrees that the Company and its Affiliates, in the course of performing their business activities, acquire and develop Confidential Information (as defined below) that provides them with a business advantage and that Executive will be provided with such Confidential Information during his association with the Company and its Affiliates. Executive agrees that he will not, directly or indirectly, at any time during or after the Term of this Agreement, use (whether on his own behalf or on behalf of any other person or entity) or disclose (to any person or entity) any Confidential Information, except as may be required by law or necessary in the performance of his duties for the Company or its Affiliates during the Term of this Agreement. “Confidential Information” means all confidential, proprietary, and non-public information (whether in written, electronic, or other form) of the Company or its Affiliates or third parties with whom the Company or any of its Affiliates do business (including without limitation investors, sources of investment capital, and suppliers of the Company or any of its Affiliates), including without limitation the following information of the Company or its Affiliates: trade secrets; business information; track record information; books and records used to calculate and present track record information; information regarding assets and affairs; financial information; operating methods or strategies; portfolio holdings and performance; marketing plans or strategies; competitive know-how; processes; forecasts; investor lists or other investor-related information of any kind; marketing promotions, copy packages, subscriber/customer lists, email addresses, contact information or other subscriber/customer-related information of any kind, and any other information of a similar nature not already in the public domain. Confidential Information also includes any information that becomes publicly available as a direct or indirect result of Executive’s breach of this Agreement or other obligation to the Company or any of its Affiliates. Executive will take all reasonable and necessary precautions to prevent disclosure of Confidential Information to unauthorized persons or entities. Executive further agrees to immediately notify the Company or any of its Affiliates if he becomes aware that Confidential Information has been improperly used or disclosed. In the event Executive is required by law to disclose Confidential Information, Executive will (i) immediately (and prior to such disclosure) notify the Company and cooperate with the Company and its Affiliates (at their expense) in any efforts by them to oppose such disclosure, and (ii) will disclose only that portion of the Confidential Information that is legally required to be disclosed and exercise best efforts to ensure that such Confidential Information will be afforded confidential treatment. Under no circumstances will Executive acquire any ownership interest in, or right to use, any Confidential Information. Confidential Information shall not include information (i) which is or becomes generally available to the public, (ii) acquired by the Executive from a third party lawfully entitled to disclose same, or (iii) knowingly disclosed by Holdings and/or its Affiliates to any third party without any intent to restrict the same as to further disclosure.
(d)    Notice of Immunity. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (i) Executive shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of Confidential Information that is made in confidence to a U.S. federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) Executive shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Confidential Information to Executive’s attorney and use the Confidential Information in the court proceeding, if Executive files any document containing the Proprietary Information under seal, and does not disclose the Confidential Information, except pursuant to court order. However, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company without prior written consent of the Company’s general counsel or other officer designated by the Company. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede Executive (or any other individual) from reporting possible violations of U.S. federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General of the U.S. government, or making other disclosures under the whistleblower provisions of U.S. federal law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and Executive shall not be not required to notify the Company that such reports or disclosures have been made.

(e)    Non-Disparagement. Executive agrees and covenants that Executive will not at any time, whether during the Term or thereafter, make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements both (i) concerning the Company, its Affiliates, or their respective employees, officers, directors, managers, products, services, or businesses and (ii) which would reasonably be expected to materially damage the reputation, goodwill or business of the Company. This Section does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. If Executive materially breaches the foregoing non-disparagement obligations, then Executive shall pay to the Company $500,000 (the “Liquidated Damages”). The parties acknowledge and agree that the Company’s harm caused by a breach of Executive’s non-disparagement obligations would be impossible or very difficult to accurately estimate, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from Executive’s breach of his non-disparagement obligations. Executive’s payment of the Liquidated Damages is the Executive’s sole financial liability and obligation, but Company shall also be entitled to seek specific performance of the non-disparagement obligations under Section 4(e) in the event Executive breaches same.
5.    Warrants, Covenants, Indemnity and Forfeiture.
(a)    Executive hereby warrants and covenants that any editorial or promotional work produced under this Agreement by him shall not knowingly violate or infringe any copyright(s) and shall not knowingly contain anything libelous or otherwise contrary to the law. Executive shall also acknowledge and agrees to use his best efforts to comply with any and all written policies and procedures of the Company of which Executive is made aware, as revised and supplemented from time to time, including, but not limited to, the Company’s Securities and Cryptocurrencies Trading Policy, Customer Relations Policy, Information Barrier Policies and Procedures, and policies and procedures set forth in the Company’s Employee Handbook.
(b)    Each of the Parties shall have the right to take legal action against an unrelated third party in the event of any infringement or violation of the rights of the Party and each shall be solely responsible for its expenses in such suit, except as otherwise set forth in this Agreement.
(c)    Executive shall indemnify and hold harmless the Company and any of its Affiliates for any losses resulting from an intentional breach of the representations, warranties and covenants by Executive in Sections 4 and 5, including reasonable attorney’s costs, suffered by the Company and its Affiliates. The Parties agree that the foregoing representations, warranties, covenants and indemnity by Executive shall not extend to any editorial, marketing or promotional materials that the Company or its Affiliates provide to Executive so long as Executive’s presentation of such material is consistent with the warranties and covenants described in Section 5(a) above.
(d)    Executive represents and warrants to the Company that: (i) Executive has the full power and authority to enter into this Agreement and to incur and perform Executive’s obligations hereunder; and (ii) the execution, delivery and performance by Executive of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any agreement or instrument to which Executive is a party or by which Executive may be bound or affected.
(e)    The Company represents and warrants to Executive that: (i) it is duly organized, validly existing and in good standing under the laws of the State of Florida, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted; (ii)

it is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary; (iii) it has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder; and (iv) the execution, delivery and performance by the Company of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the articles of organization, bylaws, or operating agreement of the Company, or any agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected.
6.    Term and Termination.
(a)    Term. Executive’s employment hereunder shall be effective as of the Effective Date and shall continue until January 2, 2025 (the “Initial Term”), unless terminated earlier pursuant to the terms of this Agreement. The Initial Term shall automatically expire on January 2, 2025, unless the Parties mutually agree, within one hundred eighty (180) days before the expiration of the Initial Term, to renew this Agreement for one (1) subsequent two (2) year renewal term (the “Renewal Term”). The Initial Term and the Renewal Term, if applicable, shall be collectively referred to herein as the “Term.”
(b)    Termination. Either Party may terminate Executive’s employment at any time, provided that (i) the Company shall provide one hundred eighty (180) days’ prior written notice of such termination (absent Cause, in which case notice, if required, shall be provided as set forth in Section 2(e)(ii)) and (ii) Executive (absent Good Reason, in which case the notice period required in Section 4(a) shall be required) shall provide the Company with one hundred eighty (180) days prior written notice before terminating his employment, in which case, for the avoidance of doubt, the Company may relieve Executive of some or all of his duties during such 180-day notice period provided that the Company pays Executive his Base Pay for the portion of the notice period that is waived. Except as provided in Section 6(c) below, upon termination of Executive’s employment for any reason, he shall receive unpaid Base Pay through the date of termination and reimbursement for any expenses incurred through the date of termination pursuant to Section 2(g) and any benefits through such date.
If Executive’s employment by Company is terminated (1) by the Company without Cause during the Initial Term; (2) by Executive for Good Reason during the Initial Term; or (3) due to the expiration of the this Agreement at the end of the Initial Term and the Parties fail to renew this Agreement or enter into a new employment agreement, then all unvested awards granted to Executive that were scheduled to vest during the Initial Term, including, but not limited to, any profits interests, equity or other equity-based awards, shall immediately vest. For the avoidance of doubt, if any of the events listed in the preceding sentence occur, Executive shall forfeit all awards granted to Executive that were scheduled to vest during the Renewal Term, including, but not limited to, any profits interests, equity or other equity-based awards.
If Executive’s employment by Company is terminated (1) by the Company without Cause during the Renewal Term; or (2) by Executive for Good Reason during the Renewal Term, then all unvested awards granted to Executive that were scheduled to vest during the Renewal Term, including, but not limited to, any profits interests, equity or other equity-based awards, shall immediately vest.
(c)    Death or Disability. Executive’s employment hereunder shall terminate automatically on Executive’s death during the Term, and the Company may terminate Executive’s employment on account of Executive’s Disability. If Executive’s employment is terminated during the Term on account of Executive’s death or Disability, Executive (or Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the following:

(i)    any unpaid Base Pay and a pro-rated Management Bonus based on the Net Income of the Company through the date Executive dies or is terminated on account of Executive’s Disability; and
(ii)    all unvested awards granted to Executive including, but not limited to, any profits interests, equity or other equity-based awards, shall immediately vest.
Notwithstanding any other provision contained herein, all payments made in connection with the Executive’s Disability shall be provided in a manner which is consistent with applicable law.
(d)    Additional Payments Upon Termination. If Executive’s employment by Company is terminated by (1) the Company without Cause or (2) the Executive resigns for Good Reason, then this Agreement shall be deemed to be terminated as of the date Executive ceases to be employed by the Company (the “Termination Date”). Upon the Termination Date under either of clauses (1) or (2) in the preceding sentence, the Company shall pay Executive (i) any unpaid Base Pay and a pro-rated Management Bonus based on the Net Income of the Company through the Termination Date, (ii) an amount equal to the two times the total Base Pay and Management Bonus paid to Executive for the calendar year prior to the Termination Date (the “Separation Amount”), and (iii) notwithstanding any vesting terms of any profits interest, option or other equity-based awards, any and all such profits interests, options or other equity-based awards shall immediately vest on the Termination Date and shall be exercisable for twelve (12) months following the Termination Date, but in no event beyond the maximum permitted expiration date of such profits interests, options or equity-based awards, as applicable. In the event that Executive’s employment is terminated within twenty (24) months following a Change of Control, the Executive shall be enitled to the benefits set forth in clauses (i) and (iii) of the preceding sentence and a single lump sum payment equal to one and a half times the Separation Amount. As a condition to receiving such payments following the Termination Date, Executive must sign, deliver, and not revoke a release in the form attached hereto as Exhibit A, such that it has become effective and enforceable as a condition to any payment pursuant to this Section 6(c).
(e)    Executive acknowledges and agrees to the following in the event that Executive breaches Sections 4(a) or (b) of this Agreement and such breach either (1) results in the termination of Executive’s employment with the Company or (2) occurs following the termination of Executive’s employment with the Company, then all compensation and benefits payable pursuant to Section 6(d)(ii) of this Agreement (the Separation Amount) shall immediately cease and be forfeited, or shall otherwise be immediately returned in its entirety by Executive to Company within thirty (30) days of written notice from the Company.
7.    Assignment of Agreement. Executive’s services and functions are considered unique. This Agreement or any rights or obligations herein may not be assigned or otherwise transferred by Executive to any other party without the prior written consent of the Company, which consent shall not be unreasonably withheld.
8.    Indemnification; Insurance. Executive shall be entitled to indemnification (including advancement of and reimbursement of Executive’s own reasonable attorney’s fees and costs) to the extent provided under applicable law and under the Company’s Certificate of Incorporation, Bylaws or Operating Agreement, as well as to liability insurance coverage (including directors and officers liability insurance coverage) provided at the Company’s cost, in each case, on the same basis as other directors and officers of the Company, with respect to Executive’s acts or failures to act in his capacity as an officer, employee or agent of the Company during the term of his employment with the Company. For the avoidance of doubt, in no event shall Executive’s indemnification rights described in this Section be less favorable than those provided to active directors and officers of the Company.

(a)    Appearance as a Witness. Notwithstanding any other provision of this Section 8, the Company shall pay or reimburse expenses incurred by the Executive in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.
9.    Integration, Amendments and Modifications. This Agreement sets forth the entire agreement among the Parties hereto with respect to the subject matter herein and supersedes all prior and contemporaneous understandings, agreements representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. This Agreement may not be amended or modified except by a writing duly executed by the Parties hereto.
10.    Confidentiality. The Parties agree that this Agreement is confidential and, except as otherwise required by law or court order, no Party shall disclose the terms herein to anyone, including any employee of the Company. Notwithstanding the foregoing, the Company may disclose the terms of this Agreement to senior management of the Company. Executive may disclose this contract to his immediate family members and his legal and financial representatives provided such disclosures are protected by professional codes of conduct or signed confidentiality agreements.
11.    Severability; Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law. If any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree, such provision will be enforced to the maximum extent permissible and the remainder of the Agreement will remain in full force and effect according to its terms.
12.    Arbitration. The Parties agree that any dispute arising from or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) for binding arbitration to take place in Baltimore, Maryland before a single arbitrator under the rules of the AAA Employment Arbitration Rules and Mediation Procedures, and the decision of the arbitrator shall be final and binding upon the Parties. Notwithstanding the foregoing, in the event of any Party’s breach of any of the covenants set forth in Sections 3, 4, 5 or 8, a Party shall have the right to obtain injunctive relief from any federal or state court of competent jurisdiction located within Baltimore County, Maryland and will not be required to arbitrate any claim for the breach of such Sections. Accordingly, except as provided in the prior sentence, the Parties will not be permitted to pursue court action regarding claims that are subject to arbitration.
13.    Governing Law; Venue. This Agreement and the rights and obligations of the Parties hereto shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal or state courts located within Baltimore County, Maryland in the event that: a Party seeks injunctive relief with respect to a breach of any of the covenants set forth in Sections 3, 4, 5 or 8; or (ii) a Party seeks to enforce an arbitration award. In the event of a breach of the covenants set forth in Sections 3, 4, 5 or 8, the Parties agree that, in addition to any other remedies available at law or equity, a Party may file litigation against another Party seeking specific performance and temporary and/or preliminary injunctive relief, enjoining or restraining such breach, and the Parties consent to the issuance of such injunctive relief without bond. The Parties agree that if a Party initiates litigation seeking to enforce an arbitration award, the Party initiating such litigation shall be entitled to recover from the other Party reasonable attorney’s fees and costs incurred in such litigation, including all reasonable and necessary attorney’s fees and costs arising from a successful appeal. The Parties consent to the personal jurisdiction of such courts and thereby waive: (a) any objection to jurisdiction or venue; or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.
14.    Reports. For so long as Executive holds any membership interests in the Company, the Company shall provide Executive with copies of the financial statements of the Company and its subsidiaries in such form and at such time as they are provided to the Company’s other equityholders; provided, however, all and all rights conferred to Executive under this Section 14 shall terminate upon the date of the Company’s (or its Affiliate’s) first underwritten public offering of common equity securities under the Securities Act of 1933, as amended.
15.    Excess Parachute Payments: Limitation on Payments.
(a)    Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by Executive (including any payment or benefit received in connection with a termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 2 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in-such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
(b)    Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting or consulting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
16.    Section 409A. Notwithstanding any other provision of this Agreement to the contrary, the provision, time and manner of payment or distribution of all compensation and benefits provided by this Agreement that constitute nonqualified deferred compensation subject to and not exempted from the requirements of Code Section 409A (“Section 409A Deferred Compensation”) shall be subject to, limited by and construed in accordance with the requirements of Code Section 409A and all regulations and other guidance promulgated by the Secretary of the Treasury pursuant to such Section (such Section, regulations and other guidance being referred to herein as “Section 409A”), including the following:
(a)    Separation from Service. Payments and benefits constituting Section 409A Deferred Compensation otherwise payable or provided upon the Executive’s termination of employment shall be paid or provided only at the time of a termination of the Executive’s employment that constitutes a Separation from Service. For the purposes of this Agreement, a “Separation from Service” is a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).
(b)    Six-Month Delay Applicable to Specified Employees. If, at the time of a Separation from Service of the Executive, the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) (a “Specified Employee”), then any payments and benefits constituting Section 409A Deferred Compensation to be paid or provided upon the Separation from Service of the Executive shall be paid or provided commencing on the later of (i) the date that is six months after the date of such Separation from Service or, if earlier, the date of death of the Executive (in either case, the “Delayed Payment Date”), or (ii) the date or dates on which such Section 409A Deferred Compensation would otherwise be paid or provided. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(c)    Installments. Executive’s right to receive any installment payments payable hereunder shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment for purposes of Section 409A.
(d)    Reimbursements. To the extent that any reimbursements or in-kind benefits payable to Executive pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the cost was incurred; the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year; and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(e)    Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A
17.    Waiver. No waiver by the Parties of any breach by a Party hereto of any condition or provision of this Agreement to be performed by such Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by a Party in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
18.    Survival. Notwithstanding anything to the contrary in this Agreement, Sections 2, 3, 4, 5, 6(b), 8 and 10 through 26 will survive the termination of Executive’s employment and the termination or expiration of the Term, as shall all other Sections herein that by their nature contemplate survival beyond the termination of Executive’s employment with the Company.
19.    Notice. Any notice, demand, request or other communication which Executive or Company may be required to give the other Party hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission if sent by e-mail, or the third business day after deposited in first class United States mail, postage prepaid. The current contact information for each Party is:

For Company:
S&A Holdings (2013), LLC
c/o Beacon Street Services - LEGAL
1125 N. Charles Street
Baltimore, Maryland 21210
Attn: Gary Anderson, Esq. - General Counsel
Email: ganderson@beaconstreetservices.com

For Executive:
Mark Arnold
200 Garrison Forrest Road
Owings Mills, Marylnad 21117
Email: mamold@stansberryresearch.com
20.    Headings. The headings used in this Agreement are solely for convenience of reference and shall not affect its interpretation.
21.    Construction. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement.
22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.
23.    Prevailing Party. In the event any dispute arises out of or relating to this Agreement, whether in law or equity, the prevailing Party shall be entitled to recover, in addition to the relief awarded, its reasonable attorneys’ fees, paralegals’ fees and costs, at all levels whether pursuant to an arbitration proceeding, at trial, on appeal, or in bankruptcy.
24.    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
25.    Further Assurances. If any further action is necessary or desirable to carry out the purposes of this Agreement, each Party agrees to take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party.
26.    Signature. A signed copy transmitted via e-mail or an electronic signature is presumed authentic and will be accepted as an original unless shown to be invalid by the other Party. This Agreement may be executed in two or more counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

THE COMPANY:

S & A Holdings (2013), LLC

By:	/s/ Myles Norin
	Name:	Myles Norin

EXECUTIVE:

/s/ Mark Arnold
Mark Arnold

EXHIBIT A
FORM OF RELEASE
THIS RELEASE (this “Release”) is dated ______________, 20__, by Mark Arnold (“Employee”) in favor of the Releasees (as defined below).
WHEREAS, pursuant to the Employment Agreement (the “Employment Agreement”), by and between Employee and S&A Holdings (2013), LLC (the “Company”), dated December 1, 2019, the Company has agreed to pay Employee the consideration described in the Employment Agreement (the “Severance”), subject to the terms and conditions described in the Employment Agreement.
WHEREAS, pursuant to the Employment Agreement, Employee is required to execute and not revoke this Release as provided in the Employment Agreement in order to receive the Severance.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employee agrees as follows:
1.    Release in Full of All Claims. In exchange for the Severance and other good and valuable consideration as provided in accordance with the terms of the Employment Agreement, Employee, for himself, his agents, attorneys, heirs, administrators, executors, assigns, and other representatives, and anyone acting or claiming on his or their joint or several behalf, hereby releases, waives, and forever discharges the Company, including its past or present employees, officers, directors, managers, trustees, board members, stockholders, agents, affiliates, parent entity(ies), subsidiaries, successors, assigns, and other representatives, and anyone acting on their joint or several behalf (the “Releasees”), from any and all known and unknown claims, causes of action, demands, damages, costs, expenses, liabilities, or other losses arising on or prior to the date Employee signs this Release, including, but not limited to, those that in any way arise from, grow out of, or are related to Employee’s employment with the Company or any of its affiliates and subsidiaries or the termination thereof. By way of example only and without limiting the immediately preceding sentence, Employee agrees that he is releasing, waiving, and discharging any and all claims against the Company and the Releasees under (a) any federal, state, or local employment law or statute, including, but not limited to, Title VII of the Civil Rights Act(s) of 1964 and 1991, Section 1981 of the Civil Rights Act of 1870, the Employee Retirement Income Security Act, the Americans with Disabilities Act (the “ADA”), the Age Discrimination in Employment Act (the “ADEA”), the Family and Medical Leave Act (the “FMLA”), the Worker Adjustment and Retraining Notification Act(“WARN”), the Uniformed Services Employment and Reemployment Rights Act (the “USERRA”), applicable state civil rights law(s), or (b) any federal, state or municipal law, statute, ordinance or common law doctrine regarding (i) the existence or breach of oral or written contracts of employment, (ii) negligent or intentional misrepresentations, (iii) promissory estoppel, (iv) interference with contract or employment, (v) defamation or damage to business or personal reputation, (vi) assault and battery, (vii) negligent or intentional infliction of emotional distress, (viii) unlawful discharge in violation of public policy, (ix) discrimination, (x) retaliation, (xi) wrongful discharge, (xii) harassment, (xiii) whistleblowing, (xiv) breach of implied covenant of good faith, or (xv) claims under any of the Releasees’ policies or practices.
Notwithstanding the foregoing, Employee does not: (A) give up his right to any benefits to which he is entitled under any retirement plan of the Company that is intended to be qualified under Section 40l(a) of the Code, (B) give up his rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), (C) give up his rights to any monetary award from a government-administered whistleblower award program, such as that offered by the

Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, (D) give up his rights to enforce the terms of the Employment Agreement and this Release, (E) give up his rights to any claims in respect of his equity interests in the Company and/or (F) release any claims to challenge the validity of this release under the ADEA or any claims that Employee cannot waive by operation of law. Nothing contained herein shall be construed to prohibit Employee from filing a charge with or participating in any investigation by the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental or administrative agency or participating in investigations by that entity or any other governmental or administrative agency. However, Employee acknowledges that the release he executes herein waives his right to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including, but not limited to, back pay, front pay, or reinstatement. Employee further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Release, Employee will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief.
2.    Assistance to Others. Employee agrees not to assist or cooperate, in any way, directly or indirectly, with any person, entity or group (other than the EEOC or other governmental or administrative agency) involved in any proceeding, inquiry or investigation of any kind or nature against or involving the Company or any of the Releasees, except as required by law, subpoena or other compulsory process.
Moreover, Employee agrees that to the extent he is compelled to cooperate with such third parties, he shall disclose to the Company in advance that he intends to cooperate and shall disclose the manner in which he intends to cooperate. Further, Employee agrees that within three (3) days after such cooperation, he will meet with representatives of the Company and disclose the information that he provided to the third party. This Section is to be broadly construed and is to include conversations, informal comments, confirmations, suggestions or advice of any type to third parties, their counsel or their advisors. Further, if Employee is legally required to appear or participate in any proceeding that involves or is brought against the Company or the Releasees, Employee agrees to disclose to the Company in advance what he plans to say or produce and otherwise cooperate fully with the Company or the Releasees; however, nothing in this Release is intended to require Employee to notify the Company in advance of any communication with or disclose what he plans to say to the EEOC, the Securities and Exchange Commission (SEC) or any other governmental or administrative agency.
3.    No Admission of Wrongful Conduct. Employee hereby acknowledges and agrees that, by the Company providing the consideration described above and entering into this Release, the Company, including its past or present employees, officers, managers, directors, trustees, board members, stockholders, agents, affiliates, subsidiaries, parent corporations, successors, assigns, or other representatives, and the Releasees are not admitting any unlawful or otherwise wrongful conduct or liability to Employee or his heirs, executors, administrators, assigns, agents, or other representatives.
Employee and the Company further understand and agree that the Employment Agreement and this Release shall not be admissible as evidence in any court or administrative proceeding, except that either party may submit the Employment Agreement and this Release to any appropriate forum in the event of an alleged breach of the Employment Agreement and this Release or a claim by either party concerning the enforceability or interpretation of the Employment Agreement and this Release.

4.    Arbitration and Damages in Case of Breach. Any and all disputes arising out of or in any way relating to this Release shall be submitted to binding arbitration before a panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association.
Any breach of this Release by Employee or the Company shall entitle the other party to recover (a) any and all amounts paid pursuant to this Release, plus (b) any actual damages that the Company or Employee can establish resulted or will result from such breach, upon a showing to a binding arbitration panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association. The costs of any such proceeding, including reasonable attorneys’ fees, shall be paid by the non-prevailing party. This Section shall not apply to any claim filed by Employee with the EEOC, SEC or other governmental or administrative agencies, including an action concerning the enforceability of this Release.
5.    ADEA/OWBPA Waiver & Acknowledgment. Employee understands that the release set forth herein includes a release of any claims he may have under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., against any of the Releasees that may have existed on or prior to the date upon which Employee executes this Release. Employee understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Employee wishes to waive any and all claims under the ADEA that Employee may have against any of the Releasees as of the date upon which Employee executes this Release, and hereby waives such claims. Employee understands that any claims under the ADEA that may arise after the date this Release is executed by Employee are not waived. Employee acknowledges that he is receiving consideration for the waiver of any and all claims under the ADEA to which he is not already entitled.
Employee, pursuant to and in compliance with the rights afforded him under the Older Workers Benefit Protection Act: (a) is advised to consult with an attorney before executing this Release; (b) has, at his option, at least twenty-one (21) days to consider this Release; (c) may revoke this Release at any time within the seven (7) day period following his execution of this Release (the “Revocation Period”); (d) is advised that this Release shall not become effective or enforceable until the Revocation Period has expired; and (e) is advised that he is not waiving claims that may arise after the date on which he executes this Release.
Employee may revoke this Release by delivering a written notice of revocation to [name of contact], [contact title] at [contact address] or by email at [contact email address]. For this revocation to be effective, such written notice must be received by such person, at the address set forth above no later than the close of business on the seventh (7th) day after Employee signs this Release. If this Release is not revoked within the Revocation Period, this Release will become effective and enforceable on the date immediately following the last day of the Revocation Period (the “Effective Date”). Employee understands and acknowledges that if he revokes this Release within the Revocation Period, Employee will not receive any Severance and will be required to repay any Severance previously paid.
6.    Governing Law. This Release shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Maryland.
7.    Severability. Should any provision of this Release be declared or be determined by any court to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said invalid part, term or provision shall be deemed not to be part of this Release. The waiver of a breach of any of the provisions of this Release shall not operate or be construed as a waiver of any other provision of this Release or a waiver or any subsequent breach of the same provision. Notwithstanding the foregoing, if this Release is invalidated, the Employment Agreement is nullified in its entirety and the Company shall have no obligation under the Employment Agreement.

8.    Voluntary Execution. Employee acknowledges that he is executing this Release voluntarily and of his own free will and that he fully understands and intends to be bound by the terms of this Release. Further, Employee acknowledges that he has received a copy of this Release on _____ __, 20__ and has had an opportunity to carefully review this Release with his attorney prior to executing it or warrants that he chooses not to have his attorney review this Release prior to signing. Employee will be responsible for any attorneys’ fees incurred in connection with the review of this Release by his attorneys. This Release may be executed in counterparts and by signatures transmitted by fax or email. Employee acknowledges that this Release may not be executed prior Employee’s last day of employment, and if Employee executes the Release prior to his last day of employment, it is null and void. The offer to enter into this Release shall remain open for twenty-one (21) days following Employee’s last day of employment, after which time it shall be deemed withdrawn without further action or notice by the Company. Employee will not receive any Severance if this Release is not executed on or prior to the twenty-first (21st) day following his last day of employment and will be required to repay any Severance previously paid.
9.    No Assignment of Claims. Employee hereby represents and warrants that he has not previously assigned or purported to assign or transfer to any person or entity any of the claims or causes of action herein released.
10.    Successors and Assigns. This Release shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Employee hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.
[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Employee has executed and delivered this Release on the date set forth below.

Dated:
	Name:	Mark Arnold
A-5